United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2021 (May 10, 2021)

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive, Suite 650, Orlando, Florida		32822
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On Monday, May 10, 2021, the Compensation Committee (the "Committee'") of the Board of Directors (the “Board”) of PureCycle Technologies, Inc. (the “Company”), adopted and approved the PureCycle Technologies, Inc. Executive Severance Plan (the “Severance Plan”) and modified a stock option award provided to Michael Dee, the Company’s Chief Financial Officer.

The Severance Plan

    The Severance Plan covers certain officers of the Company, including the named executive officers (the “NEOs”). Under the Severance Plan, if an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (as such terms are defined in the Severance Plan) other than within 12 months following a “change in control” (as defined in the Severance Plan), the Company will pay the NEO severance payments in installments equal in the aggregate to one year of base salary and will reimburse the NEO for COBRA continuation coverage premiums for up to 12 months to the extent they exceed the premiums paid by the NEO for such coverage immediately prior to the date of termination (the “COBRA Reimbursement”). If an NEO’s employment is terminated by the Company without cause or by the NEO for good reason within 12 months following a change in control, the Company will pay the NEO a lump sum cash severance amount equal to the sum of (a) 1.5 times the NEO’s annual base salary rate (determined in accordance with the Severance Plan) plus (b) 1.5 times the NEO’s short-term annual cash incentive target for the year in which the termination of employment occurs. In such case, the Combined Company will also provide the COBRA Reimbursement and any outplacement services or outplacement reimbursement to which the NEO would have been entitled in connection with the NEO’s termination of employment under any plan, program or arrangement of the Combined Company immediately prior to the change in control. Further, any equity awards held by the NEO would vest in full upon such termination of employment, with performance-based awards vesting at target.

    If an NEO is entitled to cash severance under both his or her employment agreement and the Severance Plan upon his or her termination of employment, he or she will receive only the cash severance payments under the applicable arrangement that will provide him or her with the greatest cash severance value, and will not be entitled to cash severance under the other arrangement.

    Participation in the Severance Plan is generally contingent upon the NEO signing an agreement providing for customary post-employment non-competition, employee and customer non-solicitation, and confidentiality provisions. Except as otherwise determined by the compensation committee, participation in the Severance Plan is also contingent upon employment by the Company (or PureCycle Technologies LLC) for a period of at least six continuous months prior to participation in the Severance Plan. Payment of the severance amounts under the Severance Plan is generally subject to the NEO’s execution of a customary release of claims in favor of the Company.

    The Board (or an authorized committee of the Board) may amend or terminate the Severance Plan, provided that written notice of any amendment or termination must be provided to participants not less than 60 days prior to the effective date of such amendment or termination. The Severance Plan will automatically terminate on the second anniversary following the first change in control to occur under the Severance Plan. However, no amendment reducing the severance benefits provided under the Severance Plan or terminating the Severance Plan may be effective prior to the 12-month anniversary of the effective date of the Severance Plan, and the Board will not amend or terminate the Severance Plan at any time after (1) the occurrence of a change in control or (2) the date we enter into a definitive agreement which, if consummated, would result in a change in control, unless the potential change in control is abandoned (as publicly announced by the Company), in either case until twenty-four (24) months after the occurrence of a change in control. Further, no such amendment or termination will operate to reduce severance benefits payable with respect to a separation from service that occurs prior to the effective date of such amendment or termination.

    The foregoing description of the Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the Severance Plan, a copy of which is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference.

Modified Award

    On March 17, 2021, pursuant to Mr. Dee’s employment agreement, the Company granted Mr. Dee stock options with a targeted value of $7.0 million. The stock options were granted with an exercise price of $28.90. Pursuant to Mr. Dee’s employment agreement, the number of options was to be determined based on a Black-Scholes value determined as of the grant date. Based on the Black-Scholes calculation used on March 17, 2021, Mr. Dee was awarded 429,185 stock options. On May 10, 2021, the compensation committee of the Board determined that the Black-Scholes calculation used for the quarter ended March 31, 2021 more appropriately reflected the value of a stock option on the date of the grant (the “updated valuation”). This updated valuation is consistent with other valuation assumptions used during the Company’s first quarter. As a result of the revised Black-Scholes calculation, Mr. Dee’s award was updated and he has been awarded 613,497 stock options (in total). The terms of Mr. Dee’s stock options will otherwise remain the same, including the $28.90 exercise price based on the closing price of the Company’s common stock on the Nasdaq Capital Market on March 17, 2021.

    The foregoing description of the update to Mr. Dee’s award does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, dated May 10, 2021, to the Nonqualified Stock Option Agreement, dated March 17, 2021, by and between PureCycle Technologies, Inc. and Michael Dee, a copy of which is attached hereto as Exhibit 10.2, the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	PureCycle Technologies, Inc. Executive Severance Plan, dated May 10, 2021.

10.2	Amendment, dated May 10, 2021, to Nonqualified Stock Option Agreement, dated March 17, 2021, by and between PureCycle Technologies, Inc. and Michael Dee.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized..

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Brad S. Kalter____________________
Name: Brad S. Kalter
Title: General Counsel and Corporate Secretary

Date: May 14, 2021